Exhibit 5.5

[Letterhead of]

Wisconsin Power and Light Company

Wisconsin Power and Light Company

4902 N. Biltmore Lane

Madison, Wisconsin 53718

December 16, 2011

Wisconsin Power and Light Company

Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Attorney for Wisconsin Power and Light Company, a Wisconsin corporation (the “Company”), and have acted as counsel for the Company in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) shares of preferred stock of the Company, without par value (the “Preferred Stock”) and (ii) senior unsecured debt securities of the Company (the “Debt Securities”). The Preferred Stock and the Debt Securities are referred to herein collectively as the “Offered Securities”.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued under an Indenture (the “Indenture”) dated June 20, 1997, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement.

I or attorneys at my direction have examined such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Restated Articles of Organization of the Company; (iii) the Restated Bylaws of the Company; (iv) the resolutions of the Board of Directors of the Company (the “Board”) dated October 6, 2011; and (v) the Indenture.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Offered Securities issuable upon conversion, exchange, or exercise of any Offered Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, I am of opinion as follows:

1. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of shares of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such shares of the Preferred Stock, (B) such Certificate of Designations has been properly filed with the Secretary of State of the State of Wisconsin and (C) certificates representing such shares of the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities to be issued under the Indenture, when (A) the Trustee has been qualified to act as trustee under the Indenture, (B) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (C) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

I am admitted to practice in the State of Wisconsin and express no opinion as to matters governed by any laws other than the laws of the State of Wisconsin and the Federal laws of the United States of America.

I am aware that I am referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. I hereby consent to such use of my name therein and the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jake C. Blavat

Jake C. Blavat Senior Attorney

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